UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts 02142
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes In Registrant’s Certifying Accountant.

     On November 17, 2003, upon the recommendation of its audit committee, the board of directors of the Registrant, approved the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent accountant of the Registrant and dismissed KPMG LLP (“KPMG”) from the position of independent accountant of the Registrant. PricewaterhouseCoopers was the independent accountant of Biogen, Inc. (“Biogen”), which became a wholly owned subsidiary of the Registrant on November 12, 2003, when Bridges Merger Corporation, a wholly owned subsidiary of the Registrant, was merged with and into Biogen.

     The reports of KPMG on the Registrant’s financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant’s fiscal years ended December 31, 2001 and December 31, 2002 and through the subsequent interim period to September 30, 2003, the Registrant did not have any disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report. During that time, there were no “reportable events” as set forth in Item 304(a)(1)(v)(A)-(D) of Regulation S-K adopted by the Securities and Exchange Commission.

     During the Registrant’s last two fiscal years and through the interim period to November 12, 2003, the Registrant has not consulted PricewaterhouseCoopers regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

     The Registrant has provided KPMG with a copy of this Form 8-K prior to its filing with the Commission. KPMG has provided a letter to the Registrant, dated November 21, 2003 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission regarding the Item 4 disclosure in this Current Report on Form 8-K

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc. (Registrant)

Date: November 21, 2003		/s/ Anne Marie Cook

	By:	Anne Marie Cook
Vice President and Chief Corporate Counsel

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EXHIBIT INDEX

Exhibit No.	Exhibit

16.1	Letter from KPMG LLP to the Securities and Exchange Commission regarding the Item 4 disclosure in this Current Report on Form 8-K

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